Exhibit (m)(5)(i)

AMENDED SCHEDULE A

with respect to

VOYA VARIABLE PORTFOLIOS, INC.

AMENDED AND RESTATED DISTRIBUTION PLAN PURSUANT TO RULE 12B-1

CLASS T SHARES

Portfolios

Voya Global High Dividend Low Volatility Portfolio